Exhibit 99.1

News Release

LOCKHEED MARTIN ANNOUNCES EXPIRATION OF EXCHANGE OFFER

BETHESDA, Md., Dec. 13, 2012 – Lockheed Martin Corporation [NYSE: LMT] today announced the expiration of its offer to exchange any and all of its outstanding debt securities listed in the table below (the “old notes”) for a new series of 4.07% notes due 2042 (the “new notes”) and an additional cash amount (the “exchange offer”). The exchange offer, which commenced on Nov. 14, 2012, expired at 12:00 midnight, New York City time, at the end of the day on Dec. 12, 2012.

On Dec. 14, 2012, Lockheed Martin expects to deliver an aggregate principal amount of $1,336,384,000 of new notes and also will pay aggregate cash consideration of $225,408,323 for the old notes accepted for exchange, plus accrued and unpaid interest on such old notes and cash in lieu of fractional portions of new notes.

According to information provided by the exchange agent to Lockheed Martin, an aggregate principal amount set forth below of each series of the old notes listed below were validly tendered and not validly withdrawn on or before the expiration date. The table below identifies the aggregate principal amount of each series of old notes validly tendered and not withdrawn in the exchange offer.

CUSIP	Series	Maturity Date of Old Notes	Aggregate Principal Amount Outstanding Prior to Exchange	Aggregate Principal Amount of Old Notes Tendered

543859AH5	7.00% Debentures due 2023 (Lockheed Martin as successor in interest to Loral Corporation)	09/15/23	$190,000,000	$60,978,000

543859AK8	8.375% Debentures due 2024 (Lockheed Martin as successor in interest to Loral Corporation)	06/15/24	$167,772,000	$275,000

543859AL6	7.625% Debentures due 2025 (Lockheed Martin as successor in interest to Loral Corporation)	06/15/25	$150,000,000	$7,855,000

539830AF6	7.75% Debentures due 2026	05/01/26	$228,495,000	$60,101,000

539830AK5	8.50% Debentures due 2029	12/01/29	$205,047,000	$7,846,000

539830AD1	7.20% Debentures due 2036	05/01/36	$69,071,000	$30,070,000

539830AR0 539830AQ2 U5400EAA9	6.15% Notes due 2036	09/01/36	$1,079,230,000	$426,739,000

539830AU3	5.50% Notes due 2039	11/15/39	$600,000,000	$281,842,000

539830AW9 539830AV1 U5400EAB7	5.72% Notes due 2040	06/01/40	$728,191,000	$293,426,000

			Total:	$1,169,132,000

The new notes will be issued only to holders of the old notes who have certified to Lockheed Martin in an eligibility letter as to certain matters, including (1) their status as “qualified institutional buyers” as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), or (2) outside the United States, their status as non-U.S. persons as defined in Regulation S under the Securities Act.

The new notes have not been registered under the Securities Act or any state securities laws. Therefore, the new notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws.

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Media Contact: Jennifer Allen, 301-897-6308; jennifer.l.allen@lmco.com

Investor Relations Contact: Jerry Kircher, 301-897-6584; jerry.f.kircher@lmco.com

This press release is not an offer to sell or a solicitation of an offer to buy any security. The exchange offer is being made solely by the offering memorandum and related letter of transmittal and only to such persons and in such jurisdictions as is permitted under applicable law.

Disclosure regarding Forward-Looking Statements

This news release contains certain forward-looking information that is based on Lockheed Martin’s current expectations and assumptions. The statements in this press release regarding the planned exchange offer, the terms and conditions thereof and other statements that are not historical facts are forward-looking. Forward-looking information involves risks and uncertainties and reflects our best judgment based on current information. No forward-looking information may be guaranteed. Lockheed Martin undertakes no duty to update any forward-looking statement to reflect subsequent events, actual results or changes in our expectations.